[Logo of Molecular Diagnostics]

                                                                   PRESS RELEASE
                                                           For immediate release

                     MOLECULAR DIAGNOSTICS ADDS TO ITS BOARD

CHICAGO, IL, September 8, 2005 - Molecular Diagnostics, Inc. (OTCBB: MCDG.OB) announced the addition of Robert McCullough, Jr. to the Board of Directors. The Board had nominated Mr. McCullough on August 29, 2005, to become effective upon Mr. McCullough's acceptance.

      Mr. McCullough has an MBA in finance and is a Certified Public Accountant. He was an executive at Ernst & Young, (formerly Ernst & Whinney), and served as CFO at two privately owned Health Care companies. Mr. McCullough has been in the investment business for the last 18 years as Portfolio Manager/Security Analyst, and currently as President of Summitcrest Capital Management. Mr. McCullough brings years of financial controls experience in the healthcare sector and most recently as an Analyst/Portfolio Manager. Mr. McCullough has been an investor in Molecular Diagnostics since 2001.

CEO Dr. David Weissberg said "We are delighted to have Bob McCullough's financial experience in the health care sector. It can only assist the solid efforts that Molecular's financial staff has accomplished so far in our restructuring, and Bob's input should help us to rapidly conclude this process. In addition, Bob's investment background and his focus in the health care sector will be helpful to our subsequent financing efforts, and in addressing the bio-tech investment community in the Bay Area."

Bob McCullough said, "I am very pleased to be invited to work on Molecular's Board and to help with this most exciting turn-around. As an investor in Molecular Diagnostics, I have always been a firm proponent and supporter of the technology, even through all the hard times. The new investors embodied in the likes of David Weissberg have brought renewed energy and commitment to make sure this technology gets to market. The team I see being assembled and the resources being brought to bear are exciting, and indicate to me that we will be able to move the company forward aggressively. The Company's technology should make very significant beneficial changes in the diagnosis of cervical cancer world wide, thereby playing an important role in reducing the death rate from this disease while dramatically lowering the cost to diagnose and treat this disease."

About Molecular Diagnostics, Inc.
Molecular Diagnostics develops cost-effective cancer screening systems, which can be utilized in a laboratory or at the point-of-care, to assist in the early detection of cervical, gastrointestinal, and other cancers. The InPath(TM) System is being developed to provide medical practitioners with a highly accurate, low-cost, cervical cancer screening system that can be integrated into existing medical models or at the point-of-care.

More information is available at: www.Molecular-Dx.com
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Certain statements in this release are forward-looking. These statements are based on Molecular Diagnostics' current expectations and involve many risks and uncertainties, such as the company's inability to obtain sufficient financing, the possibility that clinical trials will not substantiate Molecular Diagnostics' expectations with respect to the InPath(TM) System, and other factors set forth in reports and documents filed by Molecular Diagnostics with the Securities and Exchange Commission. Actual results may differ materially from Molecular Diagnostic's current expectations depending upon a number of factors affecting the Company's business. These factors include, among others, risks and uncertainties detailed in the Company's periodic public filings with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2005. Except as expressly required by law, Molecular Diagnostics undertakes no obligation to publicly update or revise any forward-looking statements contained herein.

Contacts:

Director Communications
Gene Martineau
(212)348-1852
ebm@interport.net
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